Exhibit 99.1

Open Solutions Prices Private Offering of Senior Subordinated Convertible Notes

GLASTONBURY, Conn., Jan. 28, 2005 – Open Solutions Inc. (NASDAQ: OPEN), a provider of integrated enabling technologies for financial institutions, announced today the pricing of its offering of senior subordinated convertible notes due 2035 with aggregate gross proceeds to the company of approximately $125.4 million through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The issuance of the notes is expected to close on February 2, 2005.

The notes will be convertible, under certain circumstances, into Open Solutions common stock, at an initial conversion rate of 18.3875 shares per $1,000 principal amount at maturity of notes, which is subject to adjustment upon the occurrence of certain events. This is equivalent to an initial conversion price, based on the issue price, of approximately $29.02 per share, which represents a 32.5% premium over the reported last sale price of Open Solutions common stock on January 27, 2005, which was $21.90 per share. The notes will bear cash interest at a rate of 2.75% per year on the issue price until February 2, 2012. After that date, original issue discount will accrue on the notes at a rate of 2.75% per year on a semi-annual bond equivalent basis. On the maturity date, a holder will receive $1,000 in cash per $1,000 principal amount at maturity of notes. The notes will be issued at a price of $533.56 per $1,000 principal amount at maturity of notes. The company will have the right to redeem for cash all or a portion of the notes at any time on or after February 2, 2012 at a price equal to the sum of the issue price and the accrued original issue discount. Holders of the notes will have the right to require Open Solutions to repurchase some or all of the notes in cash at specified prices on February 2, 2012, 2015, 2020, 2025 and 2030 and upon certain events constituting a change of control.

Open Solutions has granted the initial purchasers a 30-day option to purchase additional notes with aggregate gross proceeds of approximately $18.7 million.

Open Solutions intends to use the net proceeds of the offering for working capital and general corporate purposes, including marketing of its products and services, selling its products and services to financial institutions and potential acquisitions of businesses, products or technologies.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the Untied States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Safe Harbor Statement

Statements made in this press release that state Open Solutions’ intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions’ actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements include statements regarding Open Solutions’ intended use of proceeds and the expected closing date of the issuance of the senior subordinated convertible notes. Important factors which could cause Open Solutions’ actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions’ operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended September 30, 2004, as filed with the Securities and Exchange Commission.